Exhibit 99

GRANTED
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

)
In re Viacom Inc. Section 225 Litigation	) )	Consolidated C.A. No. 12472-CB
)

[PROPOSED] ORDER PRESERVING THE STATUS QUO
PENDING RESOLUTION OF CLAIMS
WHEREAS, on June 16, 2016, National Amusements, Inc. (“NAI”) and NAI Entertainment Holdings LLC (“Holdings”) delivered a written stockholder consent to Viacom Inc. (“Viacom”) and its registered agent that purported to (i) remove George S. Abrams, Philippe P. Dauman, Blythe J. McGarvie, Frederic V. Salerno and William Schwartz (collectively, the “Incumbent Directors”) from Viacom’s Board of Directors (the “Board”), and (ii) appoint Nicole Seligman, Kenneth Lerer, Thomas J. May, Judith McHale and Ronald Nelson (collectively, the “New Directors”) to fill the resulting vacancies on the Board;
WHEREAS, on June 16, 2016, NAI and Holdings commenced an action captioned In re Viacom Inc., C.A. No. 12472-CB in this Court by filing a Verified Complaint pursuant to 8 Del. C. § 225, seeking a ruling from this Court that a June 6, 2016 stockholder written consent delivered by NAI and Holdings to Viacom amending certain provisions of the Amended and Restated Bylaws of Viacom was valid, and that a June 16, 2016 stockholder written consent delivered by NAI and Holdings to Viacom (the “June 16, 2016 Written Consent”) removing the Incumbent

Directors from the board of directors of Viacom and filling their vacancies with the New Directors was valid;
WHEREAS, on June 16, 2016, Frederic V. Salerno, lead independent director of Viacom, commenced the action Salerno v. National Amusements Inc., C.A. No. 12473-CB in this Court by filing a Verified Complaint Pursuant to 8 Del. C. § 225(a), seeking a ruling from this Court that the June 16, 2016 Written Consent was invalid, and that the members of the Viacom board as of June 15, 2016 are the persons rightfully entitled to serve thereon;
WHEREAS, these cases were thereafter consolidated by the Court (the “Action”);
WHEREAS, the Court has determined that it would be appropriate to enter an order preserving the status quo of Viacom during the pendency of the Action;
IT IS HEREBY ORDERED, this     day of June, 2016, that:
1.    This status quo order shall control the governance and management of Viacom from the date the Action commenced until the Court enters (i) a superseding order or (ii) the Court’s final judgment in the Action becomes final and non-appealable;
2.    While this Order is effective, the Board of Viacom shall consist of: Sumner M. Redstone, Shari E. Redstone, Thomas E. Dooley, Deborah Norville,

Charles E. Phillips and Cristiana Falcone Sorrell, as well as Philippe P. Dauman, George S. Abrams, Frederic V. Salerno, Blythe J. McGarvie and William Schwartz;
3.    Pending entry of the Court’s final judgment in this Action, none of Viacom, the Board, any Board Committee, any Board member, or any executive officer or any person acting at the direction of the Board, any Board Committee, any Board member, or any executive officer shall authorize, agree to, knowingly cause or permit or take, directly or indirectly, any action that is outside the routine day-to-day operations of Viacom and its subsidiaries taken as a whole (“the Company”) without five (5) business days prior written notice to all of the parties to this Action by notice provided to NAI and Holdings (addressed to their General Counsel, together with copies to counsel to NAI and Holdings in this Action), except upon further order of the Court. Such notices shall be treated confidentially and not disclosed to any third parties; such notices shall also be subject to a confidentiality stipulation and order to be entered in this litigation.
4.    For purposes of this Order, “action that is outside the routine day‑to-day operations of the Company” shall include, but not be limited to, any action:

a.
to declare, authorize or implement (i) any spin-off, split-off or other similar disposition, by distribution of capital stock, exchange of securities, recapitalization or otherwise of Viacom or (ii) any stock split, stock dividend, reverse split or other distribution of or affecting securities or assets of Viacom other than Viacom’s regular quarterly dividend; or

b.
to authorize, enter into or otherwise bind the Company pursuant to any contract, agreement or other arrangement (written or oral) with third parties that is not otherwise permitted by this Order, except for such contracts, agreements or arrangements entered into in the ordinary course of business operations as currently being conducted which do not effect (i) a change in the current business operations material to the Company or (ii) any change in the voting control or equity ownership of Viacom; or

c.
to authorize, establish, create or exchange any securities of the Company or to amend, alter or change the terms of any securities of the Company, in each case other than (i) pursuant to existing agreements or the existing terms of any securities, (ii) in connection with the exercise or conversion of any derivative security, (iii) any such securities that will be owned, directly or indirectly, by the Company, (iv) pursuant to the normal operation of any employee benefit plan or practice, (v) in the ordinary course of business consistent with past practice, or (vi) with respect to intracompany transactions as to securities beneficially owned by the Company; or

d.
to authorize, enter into or otherwise bind the Company to issue, sell, grant or dispose of any securities of the Company (including without limitation, any Class A Common Stock or Class B Common Stock of Viacom, preferred stock, options, warrants or purchase rights), except (i) in accordance with the mandatory provisions of existing agreements in existence as of June 15, 2016, (ii) as a result of the exercise or conversion of outstanding derivative securities which have been approved by the Compensation Committee of the Board, (iii) for any securities that will be owned, directly or indirectly, immediately after such action otherwise requiring prior notice, by the Company (provided that, notwithstanding anything to the contrary in this order, under no circumstances will Viacom issue, sell, grant or otherwise dispose of any Class A Common Stock or Class B Common Stock of Viacom or any interest therein to any person or entity), or (iv) in the ordinary course of business consistent with past practice; or

e.	to authorize, enter into or otherwise bind the Company with respect to any action or transaction, the consummation or implementation of which would require the approval or consent, by vote or written consent, of security holders of the Class A or Class B Common Stock of Viacom; or

f.
to authorize, enter into, or otherwise legally bind the Company to any transaction material as to the business of Paramount Pictures Corporation, taken as a whole (“Paramount”), and not in the ordinary course of business consistent with past practice, for (i) any sale, issuance, transfer, redemption, lien, encumbrance, or other disposition (including, without limitation, by way of recapitalization, reclassification, dividend, distribution, merger, consolidation or otherwise) of any shares of capital stock or ownership interest of Paramount or its direct or indirect subsidiaries (each, a “Paramount Entity”), or of any options, warrants, convertible securities or other rights to purchase or acquire or encumber any shares of such capital stock or ownership interest of any Paramount Entity, in any case to a party not the Company, or (ii) any sale, transfer, license, lien, encumbrance or other disposition of the material assets of the Paramount Entities to a party not the Company; or

g.
to increase the compensation and benefits payable to any current officer or employee, or to hire or engage any new or additional officer or employee, or enter into, terminate (other than for cause) or amend any employment agreement, severance or other similar agreement or arrangement providing for compensation or any other benefit to any officer or employee of the Company, except (i) as required by law, (ii) pursuant to agreements in existence as of June 15, 2016, (iii) with respect to the payment of bonuses and equity awards reviewed at a meeting of the Compensation Committee of the Board and presented to NAI and Holdings prior to the execution hereof, or (iv) if such arrangement would not have required approval of the Board or any committee thereof if accomplished immediately prior to the date of this Order; or

h.	to hire a financial advisor or investment banker for services where the aggregate amount of fees payable to any such person would reasonably be expected to exceed $10 million; or

i.
to enter into any agreement or arrangement which provides for, or is reasonably likely to result in, the incurrence of any liability or the payment of any amounts by the Company (whether through breach of representation, warranty or covenant, liquidated or unliquidated damages, termination right, break-up fees or other provisions) based upon or resulting from the resolution of the claims alleged in this Action (whether by Court order, settlement or otherwise) regarding the validity of (i) the June 6, 2016 stockholder written consent delivered by NAI and Holdings to Viacom amending certain provisions of the Amended and Restated Bylaws of Viacom or (ii) the June 16, 2016 stockholder written consent delivered by NAI and Holdings to Viacom purporting to remove the Incumbent Directors from the board of directors of Viacom and to fill their purported vacancies with the New Directors; or

j.
by the Company to institute or commit to fund any legal proceeding seeking or purporting to seek any of the relief sought by any party in this Action, Dauman et al. v. Redstone, et al., No. NO16E0020QC (Mass. Probate and Family Ct.), or In re Sumner M. Redstone Nat’l Amusements Trust, Case No. 16STPB00618 (Cal. Super. Ct.) (collectively, the “Pending Actions”); provided, however, that this provision shall have no application to: (i) the defense of any legal proceeding seeking or purporting to seek any of the relief sought by any party in the Pending Actions; (ii) any advancement, indemnification, or other legal funding determinations made with respect to the Pending Actions; or (iii) otherwise affect any of the Company’s advancement or indemnification obligations in effect on June 16, 2016; or

k.	amending, altering, modifying or repealing any provision of the Bylaws by Board action.
5.        The restrictions imposed by the Order may be waived on a case-by- case basis by the written agreement of the parties to this Action. The parties shall notify the Court of any waivers to the application of this Order by providing the Court with the written waiver(s) of the restriction(s). The Court may also modify the restrictions of this Order upon the request of any party.

6.    Nothing contained herein shall be deemed to restrict or prevent the Company’s stockholders from exercising any rights or taking any action authorized by applicable law or by the Bylaws or Viacom’s Amended and Restated Certificate of Incorporation.

POTTER ANDERSON & CORROON LLP	SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

/s/ Arthur L. Dent	/s/ Edward B. Micheletti
Donald J. Wolfe, Jr. (ID No. 285)	Edward B. Micheletti (ID No. 3794)
Arthur L. Dent (ID No. 2491)	Bonnie W. David (ID No. 5964)
Matthew E. Fischer (ID No. 3092)	One Rodney Square
Michael A. Pittenger (ID No. 3212)	P.O. Box 636
Jacqueline A. Rogers (ID No. 5793)	Wilmington, Delaware 19899-0636
Hercules Plaza, 6th Floor	(302) 651-3000
1313 N. Market Street
P.O. Box 951	OF COUNSEL:
Wilmington, Delaware 19899
(302) 984-6000	Jay B. Kasner
OF COUNSEL:	SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Four Times Square
Meredith Kotler	New York, New York 10036
Victor Hou	(212) 735-3000
CLEARY GOTTLIEB STEEN & HAMILTON LLP	Attorneys for Frederic V. Salerno
One Liberty Plaza
New York, New York 10006
(212) 225-2000

Attorneys for National Amusements, Inc. NAI Entertainment Holdings LLC and NAI Asset Holdings, LLC

ABRAMS & BAYLISS LLP	MORRIS, NICHOLS, ARSHT & TUNNELL LLP
/s/ A. Thompson Bayliss	/s/ Jon E. Abramczyk
A. Thompson Bayliss (ID No. 4379)	Jon E. Abramczyk (ID No. 2432)
David A. Seal (ID No. 5992)	D. McKinley Measley (ID No. 5108)
20 Montchanin Road, Suite 200	Ryan D. Stottman (ID No. 5237)
Wilmington, Delaware 19807	1201 N. Market Street
(302) 778-1000	P.O. Box 1347
Wilmington, Delaware 19899-1347
OF COUNSEL:	(302) 658-9200
OF COUNSEL:
Robert N. Klieger
Marshall A. Camp	SHEARMAN & STERLING LLP
HUESTON HENNIGAN LLP	Stuart Baskin
523 West 6th Street, Suite 400	Jaculin Aaron
Los Angeles, CA 90014	599 Lexington Avenue
(213) 788-4340	New York, New York 10022
(212) 848-4000
ORRICK, HERRINGTON & SUTCLIFFE LLP	Attorneys for Viacom Inc.
Michael C. Tu
Kevin M. Askew
777 South Figueroa Street, Suite 3200
Los Angeles, California 90017
(213) 629-2020

Attorneys for Sumner M. Redstone

RICHARDS, LAYTON & FINGER, P.A.
/s/ Anne C. Foster
Anne C. Foster (ID No. 2513)
Lisa A. Schmidt (ID No. 3019)
Kevin M. Gallagher (ID No. 5337)
Nicholas R. Rodriguez (ID No. 5196)
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700

OF COUNSEL:

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
Elizabeth B. Burnett
Laurence A. Schoen
One Financial Center
Boston, Massachusetts 02111
(617) 542-6000

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
Wynter L. Deagle
3580 Carmel Mountain Road
Suite 300
San Diego, California 92130
(858) 314-1500

Attorneys for Shari E. Redstone

SO ORDERED this _____ day of _______, 2016

Chancellor Bouchard

This document constitutes a ruling of the court and should be treated as such.

**Court:** DE Court of Chancery Civil Action

**Judge:** Andre G Bouchard

**File & Serve Transaction ID:** 59193949

**Current Date:** Jun 27, 2016

**Case Number:** 12472-CB

**Case Name:** CONS w/ 12473-CB - In re VIACOM INC. Section 225 Litigation

**Court Authorizer:** Bouchard, Andre G

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**/s/ Judge Bouchard, Andre G**